Exhibit 10.10

EXHIBIT D

COMPLIANCE CERTIFICATE

For the [Quarterly] [Annual] Test Period
 from ____________, 20__
to ____________, 20__

Fifth Third Bank, as Agent
38 Fountain Square Plaza
MD#10AT63
Cincinnati, Ohio 45263
Attn: David G. Fuller and Anne B. Kelly, Vice President
Fax Number: (513) 534-8400

Ladies and Gentlemen:

          This Compliance Certificate (this “Certificate”) is delivered to you pursuant to Sections 6.1(a) and 6.1(b) of the Credit Agreement dated as of July 30, 2010, among INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana” and together with ISA, collectively, “Borrowers”), the Lenders (as defined in the Credit Agreement) party thereto, and FIFTH THIRD BANK, as Agent (“Agent”) for the Lenders and the LC Issuer (such Credit Agreement, as it now exists or as it may be amended, modified or restated from time to time, is referred to as the “Credit Agreement”). Unless otherwise stated in this Certificate, capitalized terms used in this Certificate shall have the meanings ascribed to them in the Credit Agreement.

          The undersigned hereby certifies to Agent and the Lenders (“you”) as follows:

          1. The undersigned is, and at all times during the Subject Period was, the duly elected, qualified and acting [Insert correct title: chief financial officer, chief operating officer OR chief executive officer] of ISA.

          2. The undersigned has reviewed the provisions of the Credit Agreement and the other Loan Documents (collectively, the “Documents”) and has reviewed the activities of the Credit Parties during the period from ____________, 20__, to ______________, 20__ (the “Subject Period”) with a view towards determining whether, during the Subject Period, the Credit Parties have kept, observed, performed and fulfilled all of their respective obligations under the Documents.

          3. The financial statements of the Credit Parties delivered to you concurrently herewith (the “Financial Statements”)[, while not examined by the Accountants,] reflect [in the undersigned’s opinion] all adjustments necessary to present fairly, in all material respects, the Consolidated financial position of the Credit Parties as at the end of the Subject Period and the results of their operations for the Subject Period then ended in conformity with GAAP consistently applied[, subject only to normal year-end adjustments and the absence of footnotes].
[Delete bracketed statements for Annual Certificate.]

          4. As of the date of this Certificate, to the best of the undersigned’s knowledge, after reasonable inquiry, no event has occurred which constitutes a Default or an Event of Default. (If a Default or an Event of Default has occurred and is continuing, Schedule A contains a statement as to the nature thereof and the action which the Credit Parties have taken or propose to take with respect thereto).

          5. In particular, the calculations shown on Schedule B attached hereto demonstrate compliance with the Financial Covenants as set forth in Article VII of the Credit Agreement. (If there is not compliance with any Financial Covenant, Schedule B (i) lists the same and sets forth what action the Credit Parties have taken or propose to take with respect thereto and (ii) explains the variances of the figures in the Financial Statements from the Projections). Schedule B attached hereto also describes and analyzes in detail all material trends, changes, and development in each and all Financial Statements.

          6. Attached hereto as Schedule C are summaries of accounts payable agings, Receivable agings, and Inventory, in each case reconciled to the Credit Parties’ general ledger and Borrowing Base Certificate for the end of the Subject Period.

          7. [Annual:] Attached hereto as Schedule D are Projections of the Credit Parties for the period from ____________, 20___ to ______________, 20___. Schedule D states: (i) the assumptions on which the Projections were prepared and (ii) that the assumptions, except as otherwise noted on Schedule D, were prepared on a consistent basis with the operation of the Credit Parties’ business during the immediately preceding Fiscal Year and with factors known to exist as of the date of this Certificate or anticipated to exist during the periods covered by the Projections. The undersigned certifies that he or she has no reason to believe that the Projections, subject to the assumptions stated on Schedule D, are false or misleading in any material respect. The Credit Parties make no representations or warranties regarding the accuracy of any projections, predictions or other estimation of future events, or any information or data, in each case, pertaining generally to the Credit Parties’ respective industries.

Dated: ____________, 20__

By:

Name:

Title:

Schedules:
A – Defaults and Events of Default
B – Financial Covenant Calculations
C – Summaries of Accounts Receivable, Accounts Payable and Inventory Values
D – Projections

Schedule A
to
Compliance Certificate

(Description of any Defaults or Events of Default)

Schedule B
to
Compliance Certificate

(Financial Covenant Calculations1)

I.	Maximum Senior Leverage Ratio:

A. Computation Date: For Test Period Ended ____________, 20__

B. Required Covenant:

Computation Date	Maximum Senior Leverage Ratio

September 30, 2010	3.50 to 1
December 31, 2010	4.00 to 1
March 31, 2011	3.50 to 1
June 30, 2011	3.50 to 1
September 30, 2011	3.50 to 1
December 31, 2011	4.00 to 1
March 31, 2012	3.50 to 1
June 30, 2012	3.50 to 1
September 30, 2012	3.50 to 1
December 31, 2012	4.00 to 1
March 31, 2013	3.50 to 1
June 30, 2013	3.50 to 1

C. Actual Computation: _____________: 1

1.	Consolidated Senior Funded Debt (as of the end of the applicable Test Period):	$

2.	# 1 Divided by:
3.	Consolidated Adjusted EBITDA	$

Consolidated Adjusted EBITDA Computation (for the applicable Test Period):

1.	Net Income	$

2.	Plus: to the extent deducted in determining Net Income and Consolidated EBITDA for such period:
a.	Interest Expense	$

b.	Tax expense	$

c.	Amortization and Depreciation expenses	$

d.	Non-cash compensation for issuance of Equity Interests and Capital Securities	$

e.	Non-cash extraordinary or non-recurring non-cash charges or non-cash losses	$

[1] Per definitions in, and as determined by, the Credit Agreement.

f.	Non-cash charges under Rate Management Agreements	$

3.	Subtotal (2a + 2b + 2c + 2d + 2e + 2f) =	$

4.	Minus: to the extent included in Net Income and Consolidated EBITDA for such period:
a.	Non-cash extraordinary or non-cash non-recurring income or gains	$

b.	Gains from sales of capital Property	$

c.	Gains from write-up of Property	$

5.	Subtotal (4a + 4b + 4c) =	$

6.	Total (1 + 3 - 5) =	$

II.	Minimum Fixed Charge Coverage Ratio:

A. Computation Date: For Test Period Ended ____________, 20__

B. Required Covenant:

Computation Date	Maximum Leverage Ratio

September 30, 2010 and each Computation Date thereafter	1.20 to 1

C. Actual Computation: _____________: 1

1.	Consolidated Adjusted EBITDA (as computed under I above) for the Test Period	$

2.	Minus:
a.	Cash Non-financed Capital Expenditures for such Test Period	$

b.	Income, franchise, commercial activity Taxes or equivalent income-type Taxes paid in cash for such Test Period	$

3.	Subtotal (1 – 2a – 2b) =	$

4.	#3 Divided by (the sum of):
a.	Consolidated Fixed Charges (see below) for the Test Period	$

b.	Dividends or distributions (including Share Repurchases) paid by Parent to its stockholders in cash for the Test Period	$

5.	Subtotal (4a + 4b) =	$

6.	Ratio (3 ÷ 5) =	$

Consolidated Fixed Charges Computation (for the applicable Test Period):

1.	Interest Expense paid in cash	$

Plus:
2.	Scheduled payments of principal on Indebtedness for Borrowed Money, including principal component of any Capital Lease	$

3.	Total (1 + 2) =	$

III.	Limitation on Capital Expenditures:

A. Computation Date: For Test Period Ended ____________, 20__

B. Required Covenant:

Computation Date	Maximum Aggregate Cumulative Capital Expenditures

For each Fiscal Year ending on or after December 31, 2010	$4,000,000

          C. Actual Amount: $_________________ [which is net of the aggregate costs of the 7100 Grade Lane Real Property Acquisition of $_________________].

IV. Further Description. If there is not compliance with any Financial Covenant, below (i) sets forth what action the Credit Parties have taken or propose to take with respect thereto and (ii) explains the variances of the figures in the Financial Statements from the Projections (as defined in the Credit Agreement). Also below is a description and analysis of all material trends, changes, and development in each and all Financial Statements:

Schedule C
to
Compliance Certificate

(Summaries of Accounts Receivable, Accounts Payable, and Inventory Values)

Schedule D
to
Compliance Certificate

(Projections)